UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	47-5505475
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-215458

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Kimbell Royalty Partners, LP (the “Registrant”) is set forth under the captions “Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Pay Distributions,” “Description of Our Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-215458), initially filed with the Securities and Exchange Commission on January 6, 2017 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1 (Registration No. 333-215458), initially filed with the Securities and Exchange Commission on January 6, 2017, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

4

Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 2, 2017	KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ R. Davis Ravnaas
		Name:	R. Davis Ravnaas
		Title:	President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1 (Registration No. 333-215458), initially filed with the Securities and Exchange Commission on January 6, 2017, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

4

Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).